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                                                                     EXHIBIT 2.5


                                SUPPLY AGREEMENT


        THIS SUPPLY AGREEMENT IS MADE AS OF THE 18TH DAY OF AUGUST, 1997




                                 B E T W E E N:


                  INTERNATIONAL BUSINESS MACHINES CORPORATION,
                    A CORPORATION INCORPORATED UNDER THE LAWS
                            OF THE STATE OF NEW YORK,

                           (HEREINAFTER CALLED "IBM")


                                     - AND -


                               MULTILAYER TEK L.P.
                           A LIMITED PARTNERSHIP UNDER
                                THE LAWS OF TEXAS
                          (HEREINAFTER CALLED "SELLER")




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TABLE OF CONTENTS
-----------------
  1.0 DEFINITIONS............................................................3
  2.0 STATEMENT OF WORK......................................................6
  3.0 PURCHASE OF PRODUCTS...................................................7
  3.1 Orders.................................................................7
  4.0 PRICE.................................................................14
  5.0 DELIVERY..............................................................18
  6.0 TERM AND TERMINATION..................................................19
  7.0 PRODUCT QUALITY.......................................................21
  8.0 CERTIFICATION, AUDIT, INSPECTION and ACCEPTANCE.......................22
  9.0 WARRANTY..............................................................23
  10.0 INDEMNITY............................................................25
  11.0 LIABILITY............................................................26
  12.0 PREFERRED SUPPLIER...................................................27
  13.0 CAPACITY RESERVATION FEE.............................................31
  14.0 INTELLECTUAL PROPERTY................................................32
  15.0 INTELLECTUAL PROPERTY AND SYSTEMS ACCESS.............................32
  16.0 GENERAL..............................................................32
  17.0 ORDER OF PRECEDENCE..................................................36
  18.0 COMPLETE AGREEMENT...................................................37

EXHIBIT 1...................................................................38


  APPROVED SUBCONTRACTORS...................................................38


EXHIBIT 2...................................................................39

  ELECTRONIC DATA INTERCHANGE/ELECTRONIC FUNDS TRANSFER.....................39
  TRADING PARTNER AGREEMENT.................................................39

EXHIBIT 3...................................................................41


  IBM PRODUCT INFORMATION AND IBM COMPUTER PROGRAMS.........................41


APPENDIX  A.................................................................42


  **** DIVISION.............................................................42

  1.0 PART NUMBER AND PRICE LIST............................................42

APPENDIX  B.................................................................45

  ****  DIVISION............................................................45
  1.0 PART NUMBER AND PRICE LIST............................................45




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1.0   DEFINITIONS

      For purposes of this Agreement, the following capitalized terms shall have the following meanings:

1.1 "ACCELERATED DELIVERY" means a delivery which is rescheduled to arrive on IBM's dock sooner than the Delivery Date previously specified in an Order.

1.2   ****REDACTED INFORMATION****

1.3   ****REDACTED INFORMATION****

1.4   ****REDACTED INFORMATION****

1.5   ****REDACTED INFORMATION****

1.6 "AFFILIATE" means as to a party hereto any corporation, company or other entity which controls, is controlled by, or is under common control with, a party hereto.

1.7 "AGREEMENT" means the Base Agreement, Exhibits, Division Appendices, Specifications, CHARPNS.FILE and IBM Orders.

1.8 "ARRAY" refers to Products delivered to IBM as two or more contiguous Products on a single panel.

1.9 "BASE AGREEMENT" means this Supply Agreement, less Exhibits, Division Appendices, Specifications, CHARPNS.FILE and IBM Orders.

1.10  ****REDACTED INFORMATION****

1.11 "BUSINESS DAYS" means consecutive calendar days, less all Saturdays, Sundays and holidays generally observed in the U.S. by IBM. IBM will notify Seller, within a reasonable time after IBM establishes the holidays it will observe, of the specific holidays and their dates.

1.12 **** means **** a in a document titled "CHARPNS.FILE," dated April 18, 1997, (a complete copy of which has been received by Seller).

1.13 "CHANGED PRODUCT" means a modified printed wire board that results from changes to the Specifications, technology, materials or processes for a which was being purchased by IBM from Seller pursuant to this Agreement prior to the implementation of the change to such Product. IBM may, at its discretion, assign a different part number or product name to a Changed Product.

1.14 **** means a printed wire board identified by part number or product name and which is specified in Appendix A as of the Commencement Date.


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1.15  **** means a printed wire board identified by part number or product name and which is specified in the **** Appendix as of the Commencement Date.

1.16  "DAYS" refers to consecutive calendar days.

1.17  "DELIVERY DATE" refers to the date of arrival of Products on IBM's dock.

1.18 "DIVISION APPENDICES" mean the appendices attached to the Base Agreement, identifying part numbers and initial unit prices, Product specific information, and terms and conditions specific to certain operating divisions within IBM.

1.19 "ENTERPRISE CAPABILITY ASSESSMENT" is a process that allows IBM and Seller to perform detailed supply assessments and establish best-can-do Product supply delivery schedules.

1.20 "EXHIBIT" shall mean an attachment to the Base Agreement, other than Division Appendices.

1.21 "LEAD-TIME" means the number of Business Days between the date Seller receives an IBM Order until the date specified for each delivery requested in such Order. Lead-Times are specific to each individually scheduled delivery of Products. Normal Lead-Times are set forth in Section 3.5.2 and referenced in Sections 3.6.1 and 3.6.4.1.

1.22 **** means a printed wire board **** by IBM in the applicable Division Appendix or Specifications.

1.23 "NET ORDERS" means the aggregate dollar amount of Orders issued to Seller by IBM during an annual period which Orders specify Scheduled Delivery Dates not later than six months after the last Day of such annual period, less the aggregate dollar amount of any cancellations by IBM of such Orders or portions thereof.

1.24 "NEW PRODUCT" means a Product manufactured with unused materials, and which has not been used or reconditioned prior to shipment to IBM's delivery destination, unless authorized in writing by IBM prior to such shipment.

1.25  ****REDACTED INFORMATION****

1.26  ****REDACTED INFORMATION****

1.27 "NON-VENDOR OPERATIONS" means all manufacturing operations other than Vendor Operations.

1.28 "ORDER" means a purchase order placed by IBM for Products as contemplated by this Agreement. Order may also be referred to as "IBM Order". Individual Orders may specify multiple Delivery Dates.

1.29 "ORDERING LOCATION" shall mean IBM division, location or organization, including, but not limited to, Austin ECAT, Greenock ECAT and Rochester ECAT, that may order Products under this Agreement. References in this Agreement to "IBM" shall also be construed to include "IBM Ordering Locations".

1.30 "OTHER ADDITIONAL PRODUCT" means a printed wire board other than **** Product that IBM agrees to purchase from Seller pursuant to the terms of this Agreement.

1.31  "PANEL" shall mean a 19 1/2" X 24" fiberglass and copper composite.


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1.32  "PRODUCTS" shall mean the following printed wire boards, which unless otherwise agreed by the parties in writing are fully manufactured for IBM by Seller at the Austin, TX panel plant facility pursuant to IBM Orders and according to IBM Specifications: ****

      Products are manufactured using only Non-vendor Operations, except to the extent they may be manufactured using Vendor Operations pursuant to
      Section 2.3, ****

1.33  ****REDACTED INFORMATION****

1.34 **** refers to any printed wire board specified by IBM as **** which may be purchased by IBM under this Agreement.

1.35 "SECTIONS" shall mean numbered sections of this Agreement unless otherwise specified.

1.36 "SCHEDULED DELIVERY DATE" refers to the agreed date of arrival of Products on IBM's dock as specified in IBM Orders.

1.37 **** means a printed wire board manufactured by Seller ****, and identified by IBM in the applicable Division Appendix or Specifications.

1.38 "SPECIFICATIONS" shall mean designs, drawings, prints and written descriptions and requirements for Products that have been provided to Seller as of the date of this Agreement by IBM, or which may be provided to Seller during the term of this Agreement by IBM prior to the manufacture of Products to which the Specifications apply.

1.39 "SUBSIDIARY" shall mean a corporation, company, or other entity (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company or other entity, is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.40 "TRANSIT TIME" means the duration of time during which Products are in transit from Seller's location to IBM's specified delivery destination, measured by the number of Business Days beginning with the date Products are delivered by Seller to IBM's designated carrier until the date of arrival of such Products on IBM's dock.

1.41 "TRY-FOR-FIT" is a means of analyzing the potential quantity and Delivery Dates of Products which may be purchased under this Agreement as referenced in Section 3.4.

1.42 "UNIQUE MATERIALS" means materials used in the manufacture of Products by Seller which cannot be used by Seller in the manufacture of any other IBM Product or third party product in the event IBM cancels an Order, decreases the quantity of Products specified in an Order or delays delivery of Products specified in an Order for more than ninety (90) days.

1.43 "VENDOR OPERATIONS" means those manufacturing operations which Seller subcontracts, or may subcontract, to third party suppliers pursuant to
      Section 2.3.


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2.0   STATEMENT OF WORK

      During the term of this Agreement, Seller shall perform each and all of the following responsibilities:

2.1 Upon receipt of an IBM Order, Seller shall manufacture and sell to IBM New Products meeting all the Specifications made applicable to each Product pursuant to this Agreement, and in accordance with the terms and conditions of this Agreement. Seller will deliver to IBM only that quantity of Products authorized by IBM's Orders at the prices specified in the Orders. All Products delivered to IBM by Seller must be New Products unless otherwise previously authorized by IBM in writing prior to actual delivery of the Products.

2.2 Seller shall provide all labor and materials necessary to perform Seller's obligations under this Agreement.

2.3 Except with respect to the approved subcontractors and approved Vendor Operations set forth in Exhibit 1, Seller's right to subcontract manufacturing operations to a third party, including any Subsidiary or Affiliate company, is subject to the prior written approval of the chairperson of the IBM Printed Circuit Commodity Council, or from the chairperson's successor or designee. Seller agrees that Seller shall remain responsible for all of its obligations as specified in this Agreement even if Seller is permitted to subcontract any manufacturing operations required by an IBM Order to any third party. Seller agrees to enter into a binding agreement with its subcontractors sufficient to impose the same obligations and requirements upon the subcontractor as are accepted by Seller under this Agreement. Further, Seller agrees that any agreements it may reach with its subcontractors will not contain terms or conditions which may conflict with Seller's ability to perform its obligations under this Agreement.

      IBM agrees that it will consider Multilayer Technology, Inc. (Multek) locations in Irvine, CA and Roseville, MN as potential subcontractors to perform the Vendor Operations set forth in Exhibit 1. If Multek's Irvine, CA or Roseville, MN locations are qualified by IBM for any of the Vendor Operations specified in Exhibit 1, the qualified location(s) will be included as an approved subcontractor to perform only the Vendor Operation(s) approved by IBM for that location. IBM will make a reasonable effort to complete its qualification process within ninety (90) Days following the first effective date of this Agreement. Qualification of said Multek locations to perform the specified Vendor Operations will not be unreasonably withheld.

2.4 If requested by IBM and at no additional cost to IBM, Seller shall comply with IBM's reasonable requests to make available to IBM, or to others IBM may designate, such data necessary to inspect, maintain or operate any Products delivered hereunder, including data similar to the type provided to IBM prior to the execution of this Agreement by suppliers of similar products.

3.0   PURCHASE OF PRODUCTS

3.1   ORDERS

      Seller agrees to make a good faith effort to provide all quantities of Products ordered or rescheduled by IBM on the Delivery Dates requested by IBM, whether or not such quantities and/or Delivery Dates were forecasted by IBM. Seller shall supply Products to IBM in accordance with and only in response to Orders which may be issued by IBM from time to time during the term of this Agreement. This Agreement does not authorize Seller to produce or deliver any Product other than pursuant to IBM's Orders. IBM may issue electronic (via Electronic Data Interchange, "EDI") or written Orders. Seller must provide written or electronic notice of acceptance or rejection of Orders to IBM within **** for Normal Lead-Time Orders and within **** for Orders requesting deliveries in less than Normal Lead-Times from the date Seller


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      receives IBM's Order. If IBM does not receive Seller's response within this period, Orders shall be deemed accepted by Seller. Subject to the other terms of this Agreement, if Seller rejects IBM's Order, then as to the quantity of Products contained in IBM's Order, IBM may at its sole discretion fulfill its Product requirements pursuant to Section 12.6

      3.2   CONTENTS OF ORDERS

      Unless otherwise stated below, all Orders for Products submitted by IBM will contain the following:

      (a) price
      (b) quantities ordered,
      (c) Scheduled Delivery Dates,
      (d) engineering change level (optional),
      (e) destination,
      (f) required method of shipment (optional), and
      (g) part number

3.3   FORECASTS

      This Section 3.3 does not apply to **** or **** which are covered by the provisions contained in Section 3.9.

3.3.1 On the Commencement Date of this Agreement, the chairperson of the IBM Printed Circuit Commodity Council, or his/her successor or designee, will provide a current written forecast of demand for Products, ****REDACTED INFORMATION****

3.3.2 The forecasts provided to Seller are for planning purposes only. Notwithstanding anything in this Agreement to the contrary, IBM makes no representations or guarantees concerning the forecasts, including the Products or quantities specified in a forecast. ****

3.4   TRY-FOR-FIT

      At IBM's option and pursuant to IBM's Enterprise Capability Assessment
      (ECA) process, on approximately one-month intervals, IBM may provide Seller with a list of Products and estimated quantities and Delivery Dates for the Products, known as a "Try-For-Fit Volume Set". With respect to the Products contained in the list, on the second Business Day following its receipt, Seller agrees to provide to IBM a written best-can-do delivery schedule, indicating the quantity of Products Seller can supply to IBM and associated Lead-Times. Notwithstanding anything contained herein to the contrary, Seller's best-can-do response shall be considered a commitment on Seller's part with regard to quantities and Lead-Times, provided IBM submits an Order associated with all or part of the Try-For-Fit Volume Set within ten (10) Days after IBM's receipt of Seller's best-can-do response. IBM shall have no obligation to issue Orders pursuant to the ECA process set forth above. **** The provisions set forth elsewhere in this Agreement with regard to Lead-Times and price will apply to Orders placed pursuant to the foregoing ECA process. Seller agrees to participate with IBM in implementation of other aspects of the ECA process as requested by IBM.

3.5   DELIVERY LEAD-TIMES

      This Section 3.5 does not apply to **** or **** which are covered by the provisions contained in Section 3.9.

3.5.1 Lead-Times and resulting Scheduled Delivery Dates specified in Orders will be determined by mutual agreement of the parties prior to issuing Orders.

3.5.2 "Normal Lead-Times" for deliveries of Products shall be deemed to be the applicable number of Business Days set out in the table below, plus the applicable Transit Time for the Ordering Location as specified below. Deliveries having Normal Lead-Times shall be deemed to be "Normal Lead-Time Deliveries". Seller may not request price premium charges for Normal Lead-Time Deliveries. IBM may issue Orders requesting Product deliveries with Lead-Times less than Normal Lead-Time. Seller agrees, **** after receipt of IBM's requested Order, to notify IBM in writing of its acceptance of the Order or rejection of the Order or to initiate negotiations for Delivery Dates, delivery quantities and price premium charges subject to Section 3.6.4. If IBM does not receive Seller's written response **** of Seller's receipt of IBM's Order, the Order will be deemed accepted by Seller with no liability on IBM's part for price premium charges. Subject to the other terms of this Agreement and except as set forth in Section 12.1.3, as to the quantity of Products contained in IBM's Order, if Seller rejects IBM's Order, IBM may at its sole discretion fulfill its Product requirements pursuant to Section 12.6.

      NORMAL LEAD-TIMES EXPRESSED IN BUSINESS DAYS ##


                              ***                All Other Products

      First Product                  **                        **
      Order

      Follow-On Orders               **                        **


      ## **** Transit Times for IBM's delivery destinations in Austin, Texas shall be deemed to be zero (0) Days. Transit times for all other IBM delivery destinations within the continental United States shall be deemed to be three (3) Business Days. Transit times for IBM delivery destinations outside of the continental United States shall be deemed to be five (5) Business Days.

      For Products delivered to non-U.S. locations as requested by IBM Orders, unless otherwise agreed by the parties in writing, IBM will provide Seller, at IBM's expense, instructions and all necessary declarations and certificates in properly executed form required for Seller to ship Products to non-U.S. locations on IBM's behalf pursuant to IBM's export licenses.

3.6   RESCHEDULES DURING THE FROZEN ZONE

      This Section 3.6 does not apply to **** or **** which are covered by the provisions contained in Section 3.9.

3.6.1 THE FROZEN ZONE

      The "Frozen Zone" shall mean, for each Product identified in an Order, a period of time immediately preceding the Delivery Date specified for such Product in the Order equal to the number of Normal Lead-Time Business Days set forth in Section 3.5.2 for such Product.

3.6.2       DELIVERY DELAY OR QUANTITY DECREASE

            IBM may during the Frozen Zone request Seller to delay delivery of Products or to decrease the quantity of Products that were specified in an Order. IBM will notify Seller of its request by issuing an electronic or written notice to Seller. Seller agrees, **** after receipt of IBM's request, to either notify IBM in writing of its acceptance or rejection of the request, or to initiate negotiations for Delivery Dates, delivery quantities and/or prices (as the case may be). Any such negotiations shall be subject to Section 3.8.2. If IBM does not receive Seller's written or electronic response **** after Seller's receipt of IBM's request or Seller and IBM are unable to agree on delivery dates, delivery schedules and/or prices, then IBM's request shall be deemed to be rejected by Seller. Rejection of a request by Seller shall constitute a cancellation by IBM as to the quantity of Product requested by IBM to be delayed or decreased from the affected delivery, and the provisions of Section 3.8, Cancellation of Orders, will apply to such quantities. ****

3.6.3       ACCELERATED DELIVERY OR QUANTITY INCREASES

            IBM may submit a request during the Frozen Zone for an Accelerated Delivery, or a request to increase the quantity of Products that were specified in an Order. IBM will notify Seller of its request by issuing an electronic or written notice to Seller. Seller agrees, **** after receipt of IBM's request, to notify IBM in writing of either its acceptance or rejection of the request, or to initiate negotiations for Delivery Dates, delivery quantities and/or price premium charges (as the case may be), subject to Section 3.6.4. If IBM does not receive Seller's written or electronic response **** after Seller's receipt of IBM's request, the request will be deemed accepted by Seller with no liability on IBM's part for price premium charges. Except as set forth in Section 12.1.3, if Seller rejects IBM's request, then as to the quantity of Products contained in IBM's Accelerated Delivery or quantity increase request, IBM may at its sole discretion fulfill its Product requirements pursuant to
            Section 12.6.

3.6.4       PREMIUM CHARGES

3.6.4.1 If IBM issues Orders for Products containing delivery Lead-Times less than the applicable Normal Lead-Times set out in Section 3.5.2, or IBM requests Accelerated Deliveries, or an increase in the quantity of Products that are specified in an Order pursuant to
            Section 3.6.3, then prior to accepting any such Order or Accelerated Delivery request, or increased delivery quantity request, Seller agrees to notify IBM of any price premium charges anticipated by Seller. IBM and Seller will negotiate Delivery Dates, delivery quantities and price premium charges, if any, in good faith, and IBM will be liable for any price premium charges which are agreed upon by IBM and Seller.

            If the parties can not agree on Delivery Dates, delivery quantities, or price premium charges, then as to the quantity of Product upon which no agreement is reached, IBM may at its sole discretion fulfill its Product requirements pursuant to Section 12.6. ****

3.6.4.2 The following table indicates the maximum price premium charges (expressed as a percent of the agreed purchase price for Normal Lead-Time Orders that the Seller may charge for Products, except first Product Orders, meaning the first occurrence of an Order issued for a particular Product which will be negotiated in good faith by the parties. IBM will not be liable for any price premium charges except under the conditions and for the amounts specifically provided for in this Agreement.

                             MAXIMUM PRICE PREMIUMS*

                             **** REDACTED TABLE****


3.7   RESCHEDULES OUTSIDE THE FROZEN ZONE

      Seller agrees to accept IBM's requests for Seller to either delay Product deliveries or to decrease the quantity of Product(s) contained in a scheduled delivery , provided any such request is received by Seller prior to the commencement of the Frozen Zone and except with respect to Unique Materials to the extent specified in the following paragraph, IBM shall incur no price premium charges, cancellation charges or other liability. If prior to the commencement of the Frozen Zone IBM requests Seller to delay Product deliveries containing Unique Materials or to decrease a scheduled delivery quantity for Product(s) containing Unique Materials, then IBM will be liable for cancellation charges for such Unique Materials, provided such Unique Materials were purchased or ordered by Seller in no greater quantities or Lead Times as are necessary to support the manufacture of IBM Products requested by IBM Orders. Seller shall dispose of such unused Unique Materials according to IBM's instructions and at IBM's sole discretion. IBM's sole and exclusive liability for Unique Materials shall be for any reasonably incurred and documented costs, including reasonable disposal costs.

      With respect to IBM's notice to delay of Product deliveries, or decrease the quantity of Product on order, Seller agrees to give written confirmation of receipt of IBM's notice within a reasonable time.

      IBM may request Seller, prior to the commencement of the Frozen Zone, to make Accelerated Deliveries or to increase the quantity of Products on order. IBM will notify Seller of its request by issuing an electronic or written notice to Seller. If IBM does not receive Seller's written or electronic acceptance or rejection **** after receipt of IBM's request, then IBM's request shall be deemed accepted by Seller with no liability on IBM's part for price premiums. If Seller rejects IBM's request, then as to the quantity of Products contained in IBM's Accelerated Delivery or Quantity Increase request, IBM may at its sole discretion fulfill its Product requirements pursuant to Section 12.6.

3.8   CANCELLATION OF ORDERS

      This Section does not apply to **** or **** which are covered by the provisions contained in Section 3.9.

3.8.1 Subject to the express provisions of this Agreement, IBM may cancel any or all Orders, or parts thereof, issued pursuant to this Agreement at any time by giving written or electronic notice of such cancellation to Seller. In the event such cancellation shall be due to a condition which would be a basis for termination for cause by IBM as set forth in Section 6.2, or if IBM cancels deliveries for cause pursuant to Section 3.8.4, IBM shall have no liability and shall not be subject to any charges for such cancellation.

3.8.2 IBM may cancel Orders or portions thereof for convenience during the Frozen Zone and IBM shall have no liability and no obligation to make any payments to Seller other than for Products delivered prior to such cancellation, for completed and partially completed Products, and for Unique Materials not incorporated in delivered Products or in completed or partially completed Products, provided such Unique Materials were purchased or ordered by Seller in no greater quantities or lead times as are necessary to support the manufacture of IBM Products requested by IBM Orders . IBM's payment for completed and partially completed Products shall be for any reasonably incurred and documented costs negotiated by the two parties up to a maximum amount indicated by the table below. Seller shall dispose of Unique Materials according to IBM's instructions and at IBM's sole discretion. IBM's sole and exclusive liability for Unique Materials shall be for any reasonably incurred and documented costs, including reasonable disposal costs.

                          MAXIMUM CANCELLATION CHARGES
              STATE OF COMPLETION              PERCENT OF SELLING PRICE
                      ***                                 **
                      ***                                 **
                      ***                                 **
                      ***                                 **
                      ***                                 **
                      ***                                 **


3.8.3 If IBM cancels Orders or portions thereof outside the Frozen Zone, IBM shall have no liability and shall not be subject to charges for such cancellation, except for Unique Materials under the conditions and for the amounts set forth in Section 3.7. IBM will not be liable for any charges as a result of cancellation by IBM of Orders or portions thereof other than those set forth above in Section 3.7 and 3.8.2. Cancellation charges represent IBM's entire liability related to the cancellation of deliveries, Orders or any portion thereof. Seller agrees to dispose of any completed or partially completed Products in Seller's possession, for which IBM becomes liable for cancellation charges, according to IBM's instructions and at IBM's sole discretion.

3.8.4 Except as set forth in Section 16.6, Force Majeure, if Seller does not comply with the terms of an Order, (including, but not limited to, failure to meet a Scheduled Delivery Date, delivery of less than the ordered quantity of Products, or Delivery to the wrong location), then IBM may notify Seller of its intent to cancel the Order(s), or portions thereof.
      ****

3.9   **** REDACTED INFORMATION****

      The following provisions apply only to **** and to ****

      Normal Lead-Times do not apply to **** or to **** Lead-Times for such Products shall be negotiated to mutual agreement by IBM and Seller. IBM will not be liable for price premium charges for **** or for **** irrespective of Lead-Times specified in IBM Orders, and irrespective of IBM requests for Accelerated Deliveries or requests for increased quantities of Products that are specified in an Order for such Products

      IBM may cancel Orders for convenience and may request changes in Scheduled Delivery Dates and delivery quantities. Changes in Scheduled Delivery Dates and in delivery quantity associated with **** and will be negotiated in good faith by Seller and IBM. IBM's sole and exclusive liability for cancellation of **** and **** for convenience shall be for any of Seller's reasonably incurred and documented costs .

      IBM shall have no requirement to provide forecasts for **** or for **** Products.

3.10  PULL LOGISTICS

      "Pull Logistics" means a process whereby Product is manufactured and delivered by Seller based upon IBM's actual consumption of the Product. The overall objective is to minimize IBM inventories while providing greater flexibility and faster response in fulfilling IBM's variable customer demand. Seller agrees to participate with IBM in the implementation of Pull Logistics business processes on terms which will be negotiated to mutual agreement of the parties.

3.11        ELECTRONIC DATA INTERCHANGE (EDI)

            The parties agree to make a good faith effort to execute within forty-five (45) Days after the Commencement Date of this Agreement a separate Electronic Data Interchange/Electronic Funds Transfer Trading Partner Agreement, substantially upon the same terms and conditions set forth in Exhibit 2 to this Agreement.

3.12        PACKAGING

            Seller will package all Products according to Specifications provided by IBM. Any packaging costs will be identified by Seller, but will be included as a part of the per unit price IBM pays for Products.

3.13        **** REDACTED INFORMATION****

4.0         PRICE

4.1         **** REDACTED INFORMATION****

4.2         PRICE FOR PRODUCTS

4.2.1       INITIAL PRICES

            The per unit purchase price for **** that IBM may purchase under this Agreement, will **** each, irrespective of quantity ordered, Lead-Times or manufacturing complexity. The price IBM will pay for **** will be determined by mutual agreement of the parties prior to issuing Orders. The initial per unit purchase price for **** and **** that IBM may purchase under the terms of this Agreement are set forth in Division Appendices A and B, attached hereto. ****

            **** REDACTED INFORMATION****

4.2.2       PRICE MODEL

4.2.2.1 Except with respect to the conditions set forth in Section 4.2.2.3 below, a price model agreed to by IBM and Seller will be used to establish prices and price changes (as the case may be) to the following Products:

            **** REDACTED INFORMATION****

4.2.2.2 The price model agreed upon by the parties as of the Commencement Date shall be in effect for **** the Commencement Date. From time to time thereafter, but not more than two times annually by IBM and **** by Seller, either party may initiate good faith negotiations to amend or modify the price model that is used to establish the prices for Products purchased under this Agreement.

4.2.2.3     ****REDACTED INFORMATION****

4.2.2.4     ****REDACTED INFORMATION****

4.2.2.5     ****REDACTED INFORMATION****

4.2.2.6     ****REDACTED INFORMATION****

4.2.3       **** REDACTED INFORMATION****

4.2.3.1     ****REDACTED INFORMATION****

4.2.3.2     ****REDACTED INFORMATION****

4.2.3.3     ****REDACTED INFORMATION****

4.4         NONRECURRING CHARGES

            Any nonrecurring engineering (NRE) and test charges which Seller anticipates may be incurred in connection with IBM Orders must be quoted by Seller at the time Seller's unit price quote is received for the Products giving rise to the NRE and test expense. Seller will not commit funds for NRE and test without an IBM Order for same. Any NRE and test charges are subject to mutual agreement by the parties.

4.5         PAYMENT TERMS

            All prices for Products purchased under this Agreement will be invoiced and paid in U.S. Dollars. IBM will pay for Products within the applicable number of Days as is set out in the following table from the date IBM Accounts Payable receives an acceptable invoice from Seller, or from the same number of Days from the Delivery Date of Products for which an acceptable invoice has been received, whichever is later. Nevertheless, in no case shall the payment period for delivered Products commence **** to the Delivery Date set out in the affected Order. Subject to Section 3.1, IBM and Seller will make a good faith effort within forty-five Days after execution of this Agreement to establish the necessary systems to provide for payment of Seller's invoices by means of electronic funds transfers and to agree to the specific terms for such transfers.


              PERIOD INVOICE IS             RECEIVED BY IBM        PAYMENT TERMS

            Period Beginning            Period Ending
            Agreement execution date    60 Days after execution
            61 Days after execution     Termination or expiration      ***
                                        of this Agreement              ***

5.0         DELIVERY

5.1         SHIPMENT OF PRODUCTS

            All shipments of Products shall be FOB Seller's manufacturing location in Austin, Texas. Seller agrees to ship Products using IBM's designated commercial carriers, and that it will deal directly with the carriers for scheduling the shipment of Products to IBM's designated delivery destination(s) on the Delivery Date specified in IBM's Orders. Seller will ship Products to IBM freight collect, meaning IBM's designated carrier will invoice IBM directly for transportation of Products from Seller's dock to IBM's delivery destination. IBM may, without additional cost or other liability to IBM, change the destination for any delivery or the designated carrier specified in IBM Orders by giving Seller written notice at any time prior to shipment of the Product affected by IBM's change request. Any deviation from IBM's shipping instructions must be approved by IBM in advance of the shipment .

5.2         ON-TIME DELIVERY

            With regard to on-time delivery of Product, TIME IS OF THE ESSENCE. Seller agrees to make its best effort to achieve and maintain one hundred percent (100%) on-time delivery. On-time delivery is defined for purposes of this Agreement as the arrival of the requested quantity of Products at IBM's requested destination on the Scheduled Delivery Date specified in IBM's Order(s), subject to Section 5.3 below. Seller agrees to ship Product to arrive at IBM's delivery destination on the Delivery Date specified in IBM's Order, based upon the transit time quoted by IBM's designated carrier. Seller shall not be responsible for failure to make on-time delivery, for the sole reason that IBM's specified carrier failed to perform.

5.3         EARLY DELIVERY

            Seller shall not deliver Products more than three (3) Business Days in advance of the Scheduled Delivery Date as stated in IBM's Order without IBM's prior written approval. If earlier deliveries are made without IBM's written prior approval, IBM may elect to delay receipt or passage of title until the Scheduled Delivery Date or to return or store the Products at Seller's expense. Seller will not deliver Products in quantities in excess of those set forth in the Order without IBM's prior approval.

5.4         DELAYS IN DELIVERY

            Seller shall notify IBM immediately if for any reason Seller anticipates that it may fail to comply, or fails to comply, with the terms of this Agreement or of an Order, (including, but not limited to, failure to meet a Scheduled Delivery Date, delivery of less than the ordered quantity of Products, or Delivery to the wrong location). If Seller so notifies IBM, Seller will deliver to IBM the quantity of Products specified by IBM Orders in the most expeditious manner possible, except to the extent IBM cancels. If Seller's failure to comply with the terms of an Order are for any reason other than Force Majeure as defined in Section 16.6 below, then Seller shall be responsible for any additional or incremental premium transportation costs associated with delivery of Product(s). Further, if Seller fails to take corrective action acceptable to IBM or to negotiate a resolution satisfactory to IBM within the required period specified in Section 3.8.4, then, Seller shall be responsible for IBM's reasonable and actual costs incurred as a result of such delay. These costs, as determined by IBM, may include by way of example but not limitation, overtime, premium transportation, and the cost of cover related to procurement of alternate sources of supply, which will be counted toward satisfaction of IBM's Business Commitment and, if applicable, Purchase Commitment.

5.5 Notwithstanding anything contained in this Agreement to the contrary, except for payment by Seller of any required premium transportation costs in the event Seller does not meet its on time delivery obligations ****, If Seller is not in compliance with its on-time delivery obligations under this Agreement, Seller agrees within one hundred and twenty Days after execution of this Agreement to provide a written delivery improvement plan as a part of its good faith efforts to satisfy all Product delivery requirements under this Agreement. Such plan shall not be deemed to supersede or to lessen any of Seller's Product delivery obligations under this Agreement. IBM's agreement not to exercise its remedies pursuant to this section does not constitute a waiver by IBM of its rights to exercise its remedies in the event of a breach by Seller of its obligations in this section.

6.0         TERM AND TERMINATION

6.1         TERM

            This Agreement shall commence as of the date of the last signature below ("Commencement Date") and shall expire three years later subject to Section 12, unless earlier terminated according to the provisions of Section 6.2 below.

6.2         TERMINATION

            Notwithstanding anything in this Agreement to the contrary, this Agreement or individual Appendices to this Agreement may be terminated by either party for cause in the event one or more of the following conditions exist during any term of this Agreement:

6.2.1      (a) in the event of a breach or default by the other party of a material obligation of such party under this Agreement, except for a breach or default by Seller under Section 3.8.4, which is not remedied within a reasonable time, **** after a written notice is given by the other party of such default or breach, or

            (b) subject to Section 5.5, in the event of a repeated breach or default by Seller during any calendar quarter under Section 3.8.4 which is not remedied by Seller within the period required in
            Section 3.8.4, even if IBM has elected to obtain the Product from alternative sources;

6.2.2 upon the entry of a request for any kind of insolvency proceeding, or the commencement of any action taken against the other party relating to a liquidation, dissolution or similar action, including an assignment for the benefit of creditors, or upon admission by it in writing of its inability to pay its debts generally as they become due; or

6.2.3 notice of the inability of the other party to perform due to the existence of a Force Majeure event as defined in Section 16.6.

6.3         IBM RIGHTS UPON TERMINATION

6.3.1 Upon receipt of notice of termination from IBM of this Agreement for a material or repeated breach by the Seller, Seller agrees that it will not start any new production of Products previously ordered, continue production of work in process, or issue Seller purchase orders for Product components and materials, including labeling and packaging materials, unless requested by IBM subsequent to its termination notice. IBM may, at its sole option (a) cancel all or any portion of the outstanding Orders without liability; (b) require completion and delivery of all or part of any remaining Product(s) on order as of the date of termination, and buy them; and/or (c) require delivery of all or part of the inventory of Product components and materials, including labeling and packaging material purchased by the Seller for use in Products, and buy them. IBM shall have no liability for Products, or for Product components and materials, including labeling and packaging materials, or for partially completed Products which are not accepted by IBM subsequent to termination.

6.3.2 Within ten (10) Business Days after receipt of termination notice from IBM, Seller agrees to prepare and submit to IBM a written inventory in reasonable detail of each of the following items in Seller's possession as of the date of termination: (a) all fully manufactured Products, (b) Product documentation, (c) Product components and materials, including labeling and packaging materials, (d) partially completed Products, (e) a detailed listing of its open material purchase orders issued to support IBM's Orders and related Seller liabilities.

6.3.3 The terms IBM Product Information and IBM Computer Programs, as used herein, shall have the same meaning as defined in the concurrently executed Intellectual Property Agreement. Upon termination by IBM, Seller agrees to return all IBM Product Information and IBM Computer Programs within thirty (30) Days after receipt of a termination notice from IBM; or, if IBM exercises its option to require completion and delivery of all or part of any remaining Product(s) on order as of the date of termination, within ten (10) Days following completion of open Orders necessitating the use thereof, whichever is later.

6.3.4 If IBM exercises its options to purchase Products or materials pursuant to Section 6.3.1(b) or (c), IBM will pay for such Products or materials within forty-five (45) Days after receipt by IBM Accounts Payable of an acceptable invoice from Seller.

6.4         SELLER'S RIGHTS UPON TERMINATION

            Upon termination by Seller due to a breach by IBM, Seller may, at its option, either:

6.4.1 complete Product(s) on order as of the date of termination and sell them to IBM at prices set out in Section 6.5 or,

6.4.2 sell to IBM, at prices set out in Section 6.5, all of its Product components and materials, including labeling and packaging materials in Seller's inventory which were previously ordered by Seller to support the manufacture of the quantity of Products and Delivery Dates requested by IBM Orders, and which cannot be canceled or otherwise disposed of at no cost to Seller. Seller agrees that IBM shall have first right of refusal to purchase any such Product components and materials, including labeling and packaging.

6.5         PRICES UPON TERMINATION

            The price for completed Products shall be the mutually agreed price in effect for such completed Products immediately prior to termination or cancellation of Orders. The price for partially completed Products shall be calculated according to Section 3.8.2 above. The price for Product components and materials, including labeling and packaging materials purchased by Seller, shall be agreed upon by the parties, but shall be no higher than the costs used to establish the price set out in the most recent Order for Products composed of those components and materials, including labeling and packaging materials, plus a reasonable mark-up.

7.0         PRODUCT QUALITY

7.1         QUALITY OBJECTIVE

            Seller agrees that it will take all necessary actions to ensure that the Products purchased by IBM do not exceed the failure rates that are agreed to by the parties pursuant to Section 7.4, and that the Products conform to their Specifications. Seller also agrees to the objective of continuous quality improvement during the term of this Agreement.

7.2         SUPPLIER QUALITY PROCEDURES

            Seller agrees that it will manufacture Products pursuant to written quality procedures which emphasize defect prevention and early detection of defects in its manufacturing processes. The procedures shall also identify a method for isolating defective Parts and/or components, for implementing corrective actions, and for conducting adequate manufacturing and test measurements using statistical process controls (SPC). Such procedures shall be made available for inspection by IBM upon reasonable notice from IBM.

7.3         FINAL TEST AND INSPECTION

            Final testing of the Products shall be performed by Seller to verify prior to delivery to IBM that the Products conform to their Specifications. Seller agrees to screen and remove all defective Product from each lot prior to delivery, except as may be allowed by applicable Specifications when Products are delivered as an Array.

7.4         SPQL PERFORMANCE

            Shipped Product Quality Level (SPQL) is defined as the quality level of the Product(s), expressed as a percentage of defective Products delivered. The SPQL will be calculated for each of the three product categories indicated in the table below, and will be measured monthly by IBM at IBM's electronic card assembly manufacturing locations or other locations as may be designated by IBM. Seller agrees that the defect rate for Products ordered by Austin ECAT, Rochester ECAT and Greenock ECAT and delivered to IBM or to IBM's designee will not exceed the SPQL limits specified in the table below. For Other Additional Products ordered by any Ordering Locations Seller agrees that the defect rate for Products delivered to IBM or to IBM's designee will not exceed the lower of a) the SPQL limits specified in the table below, b) the SPQL limits set out in IBM Product Specifications, or c) as otherwise provided to Seller by IBM prior to Seller's acceptance of Orders. At IBM's discretion, confirmed no-defect-found Products returned to Seller may be excluded for purposes of calculating SPQL measurements.

            The SPQL targets represent IBM's desired SPQL for years other **** Notwithstanding the SPQL targets specified in the table, IBM and Seller agree that the actual SPQL requirement for Products delivered subsequent to the first year of this Agreement, will be negotiated in good faith within sixty (60) Days after execution of this Agreement.

       MAXIMUM SPQL LIMITS AND TARGETS

             PRODUCT CATEGORY        SPQL LIMITS ***            SPQL TARGET ***

                   ***                     **                         **

                   ***                     **                         **

                   ***                     **                         **

BY WAY OF EXAMPLE, The SPQL is calculated as follows:

Example: 10 defective Products / 1,000 Products delivered = 1 percent (1.0%)
      SPQL The SPQL in this example is stated in parts per million (PPM) as: 1 percent (1.0%) X 1,000,000 = 10,000 PPM.

7.5         FAILURE ANALYSIS

      If IBM returns defective Products to Seller, Seller agrees to implement (within forty-eight (48) hours of IBM's notification of the defect) all actions which are necessary to ensure that no additional defective Products are delivered to IBM, and further agrees as soon as reasonably possible to implement all corrective actions that are necessary to prevent reoccurrence of the defect. Seller further agrees to conduct a detailed failure analysis and to report the failure analysis data to IBM within twenty (20) Business Days of receipt of the defective Product at Seller's location. Such failure analysis shall be sufficient to accurately identify the specific defect(s) causing the failure, and shall include the following Items 1 through 8 (below).

      1. Part number,
      2. Quantity returned, quantity analyzed,
      3. Serial number of returned Products,
      4. The reported failure mode,
      5. The preliminary verification of failure mode,
      6. The final verified failure mode,
      7. Root cause of failure, and
      8. Corrective actions taken to prevent reoccurrence.

      Seller agrees to preserve and maintain all data associated with Product failure analysis and corrective actions and to make that data available to IBM upon request.

8.0   CERTIFICATION, AUDIT, INSPECTION AND ACCEPTANCE

8.1   CERTIFICATION

      Seller will conform to the requirements of ISO 9002 at all times. Seller represents and warrants that it currently is, or within 180 Days after the effective date of this Agreement shall become ISO 9002 certified, and shall retain such certification thereafter at all times during the term of this Agreement. If at any time hereafter certification under ISO 9002 is no longer generally appropriate, Seller will ensure that it is certified under another comparable standard which is acceptable to both parties.

8.2   IBM'S AUDIT

      IBM may perform at reasonable intervals source audits and process audits of reasonable scope at the Seller's manufacturing facilities, including Seller's manufacturing, test, quality and failure analysis processes and operations, sufficient to determine, in IBM's sole judgment, whether Product quality and technical Specifications are being met by the Seller. IBM shall advise Seller in advance of the scope and method by which such audits are to be conducted. **** This provision does not relieve Seller of its obligation to deliver Products conforming to agreed Product Specifications and SPQL limits, or waive IBM's rights of inspection and acceptance at destination.

8.3   ACCEPTANCE TESTS

      IBM may conduct, at its own expense, incoming inspection, source inspection and/or acceptance tests to determine whether Products furnished by Seller conform to Specifications, as set forth in this Agreement. IBM may reject any Product(s) which it finds do not meet Specifications or other requirements of this Agreement, and IBM may return the rejected Product to Seller without liability for transportation, duty, brokerage fees, or other related expenses. IBM may reject an entire delivered lot if a single sample fails to meet the required Specifications. If requested by Seller, an IBM Ordering Location performing incoming inspections, will communicate to Seller its lot rejection criteria. Such criteria shall not be deemed to supersede or to lessen any of Seller's obligations under this Agreement.

      If IBM has not notified Seller of any defects in delivered Products within thirty (30) Days after delivery, said Products shall be deemed accepted. Acceptance by IBM of Products shall not relieve Seller of any responsibility under Product warranties or other warranties under this Agreement, including without limitation responsibility for latent defects, fraud, gross negligence, title defects, or infringement or warranty. Failure by IBM to perform testing shall not be construed as a waiver to later asserting claims based on these above-mentioned defects.

8.4   NONCONFORMING ACCEPTANCE

      Seller agrees to notify IBM of any known nonconformance to Specifications of any completed Products or work in process if and when such nonconformance is first suspected or observed by Seller. IBM may choose to accept Products delivered to IBM by Seller which fail to conform in some minor aspect to Specifications without prejudice to its right to reject nonconforming items in the future. If IBM so chooses, IBM will notify Seller of its intent to accept nonconforming Products. Seller agrees to negotiate in good faith a price reduction for such Products based upon IBM's reasonable and actual added expenses or costs incurred by IBM to correct and otherwise deal with such deficiencies. After the parties agree on a price, IBM will notify Seller that IBM has accepted the nonconforming Products. If the Parties cannot agree on a price for these nonconforming Products, IBM may return the nonconforming Product(s) to Seller pursuant to Section 9.3, below. No Products for which IBM has issued a notice of nonconformance shall be deemed accepted.

9.0   WARRANTY

9.1   SELLER REPRESENTATIONS AND WARRANTIES

      Seller represents and warrants it has the right to enter into this Agreement. Seller further represents and warrants that at all times during the term of this Agreement (a) Seller's performance of this Agreement will not violate the terms of any license, contract, note or other obligation to which Seller is a party or any statute, law, regulation or ordinance to which Seller is subject, including, without limitation, all health, safety and environmental statutes, laws, regulations and ordinances; (b) no claim, lien or action is pending or to the best of Seller's knowledge threatened against Seller or its suppliers (except claims against suppliers that exist as of the execution date of this Agreement), Subsidiaries, Affiliates or parent company which would interfere with IBM's, its Subsidiaries', distributor's or customers' receipt and use of the Products; (c) to the best of Seller's knowledge, **** (d) none of the Products contain nor are any of the Products manufactured using any known ozone depleting substances including, without limitation chloroflourocarbons, halons, methylchloroforms, and carbon tetrachlorides,
      (e) all Products provided to IBM under this Agreement are New Products and do not contain anything used or reconditioned.

9.2   PRODUCT WARRANTY

      Seller expressly warrants that for a period **** from the Delivery Date to IBM, all Products will conform to the Specifications, including without limitation, quality requirements, drawings, or other descriptions furnished by IBM, and will be free from defects in materials and workmanship. It is specifically agreed that the above warranties shall survive acceptance and IBM's Product test procedure. Seller's warranty also covers latent defects resulting from Seller's workmanship, process, and/or raw material used. Seller shall have no warranty obligation for products manufactured and shipped by IBM prior to the Commencement Date of this Agreement.

9.3   WARRANTY PERFORMANCE

      IBM may return any defective Product to Seller at Seller's expense. Prior to return of a defective Product, IBM agrees to obtained a "Returned Material Authorization" (RMA) number from Seller and to reference said RMA number in the shipping documents contained with the returned defective Products. Seller agrees that RMA numbers for defective Products will not be unreasonably withheld. For Products other than Quick Turn Products, Seller agrees, at IBM's option, to either repair or replace a defective Product or to reimburse IBM the purchase price for such defective Product at Seller's own expense **** after receipt of such Product from IBM. ****

      If a rejected Product returned by IBM to the Seller passes all of Seller's inspection and test criteria, the Product shall be classified as "no-defect-found" and shall be returned to IBM at IBM's expense **** after receipt of such Product from IBM.

      The purchase price to be reimbursed to IBM for a defective Product returned by IBM to Seller for reimbursement, shall be the original purchase price of the Product if said price can be determined with reasonable certainty - or if the original purchase price cannot be determined with reasonable certainty, then the highest unit price IBM shall have paid for the returned Product in the most recent quarter prior to rejection during which IBM purchased the Product.

      Notwithstanding the foregoing, if repair or replacement is not possible due to unavailability of needed materials within the time required by IBM, Seller will reimburse IBM the purchase price associated with the Product, and pay IBM the cost of cover and other damages associated with Seller's inability to repair or replace the defective Products.

9.4   PRODUCT WARRANTY EXCEPTIONS

      ****REDACTED INFORMATION****


                    ****                                 ***

                                                         ***

9.5   TITLE TO PRODUCTS

      Seller warrants title to all Products purchased by and delivered to IBM under this Agreement to be free and clear of all liens, encumbrances, security interests or other adverse interests or claims. Title and risk of loss shall pass from Seller to IBM upon Seller's delivery of Products to IBM's designated carrier.

9.6   IMPLIED WARRANTIES

      THESE WARRANTIES REPLACES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.0  INDEMNITY

10.1  INTELLECTUAL PROPERTY INDEMNITY

      ****REDACTED INFORMATION****

10.2  PRODUCT LIABILITY INDEMNITY

      IBM shall, at its own expense, protect, defend, indemnify, save and hold harmless Seller from and against any claim of product liability or negligence based solely on the defective design of a Product, provided that the Product manufactured by Seller conforms in all respects to the Product Specifications provided by IBM to Seller and/or, ****

      Seller shall, at its own expense, protect, defend, indemnify, save and hold harmless IBM and its Subsidiaries, Affiliates, distributors and customers from and against any claim or product liability or negligence based solely on the defective manufacture of the Product or that the Product contains defective materials or workmanship.

10.3  GOVERNMENT REGULATION

      Seller shall, at its own expense, protect, defend, indemnify, save and hold harmless IBM, and its Subsidiaries, Affiliates, distributors and customers from and against any claim of any failure of Seller to comply with any governmental law, statute, ordinance, administrative rule or regulation.

      IBM shall, at its own expense, protect, defend, indemnify, save and hold harmless Seller from and against any claim of any failure of IBM to comply with any governmental law, statute, ordinance, administrative rule or regulation.

10.4  NOTIFICATION

      Each party shall promptly notify the other one if it is or becomes aware of any right of, or protection accorded to, a third party that might affect Seller's ability to provide Products under this Agreement or limit IBM's freedom to buy such Products.

      Regarding any IBM defense and indemnification of Seller under Sections 10.1, 10.2 and 10.3, IBM shall pay any settlement and the resulting costs, damages, expenses and attorney's fees finally awarded by a court for such claims provided that Seller (a) promptly notifies IBM in writing of the claim: and (b) allows IBM to control, and cooperates with IBM in the defense and any related settlement negotiation.

      Regarding any Seller defense and indemnification of IBM under Sections 10.1, 10.2 and 10.3, Seller shall pay any settlement and the resulting costs, damages, expenses and attorney's fees finally awarded by a court for such a claim provided that IBM: (a) promptly notifies Seller in writing of the claim: and (b) allows Seller to control, and cooperates with Seller in the defense and any related settlement negotiation.

11.0  LIABILITY

11.1 Neither Seller nor IBM will be liable to the other for lost profits, consequential, punitive, or incidental damages, even if informed of their possibility. This limitation does not apply to Seller's or IBM's liabilities in Section 10.0 (Indemnity), Section 14.0 (Intellectual Property) and Section 16.2 (Confidential Information and Advertising).

11.2 Except with respect to Sections 3.8.4, 5.4, and 10.0 and IBM's shortfall payment obligations under Section 12.3, the total liability of IBM and Seller to each other, regardless of the form of action, whether contract or tort, is limited to payments due and owing to Seller under the Order(s) at issue and amounts paid under this Agreement.

12.0  PREFERRED SUPPLIER

      Seller will be considered a preferred supplier to IBM during the term of this Agreement, subject to the terms of this Section 12.0 and to other relevant terms and conditions as may be set out elsewhere in this Agreement. As a preferred supplier, Seller will be granted the benefits specified in the following Sections 12.1, 12.2 and 12.5 and subject to the conditions and limitations expressly set forth in this Agreement.

12.1        ****REDACTED INFORMATION****

            It is IBM's intent to issue Orders to Seller for a quantity of Products and/or services, which if subsequently delivered by Seller meeting all required Specifications at the prices and upon the Scheduled Delivery Dates specified in such Orders and pursuant to all other terms of this Agreement, ****REDACTED INFORMATION****

            ****REDACTED TABLE****

12.1.1      ****REDACTED INFORMATION****

            ****REDACTED TABLE****

            ****REDACTED INFORMATION****

12.1.2      ****REDACTED INFORMATION****

12.1.3      ****REDACTED INFORMATION****

12.2        ****REDACTED INFORMATION****

12.2.1      ****REDACTED INFORMATION****

12.2.2      ****REDACTED INFORMATION****

12.2.3      ****REDACTED INFORMATION****

12.2.4      ****REDACTED INFORMATION****

12.3        ****REDACTED INFORMATION****

12.4        ****REDACTED INFORMATION****

12.5        ****REDACTED INFORMATION****

12.6 IBM is under no obligation to purchase any Products from Seller, except as expressly stated in this Agreement. Subject to the terms of this Agreement, if Seller rejects or is unable to or fails to accept any IBM's Order(s) or Order modification(s), IBM may at its sole discretion, award the relevant business to an internal IBM supplier, to an IBM Subsidiary, or to a third party supplier. If after accepting IBM's Order, Seller fails to perform pursuant to such Order in breach of its obligations under this Agreement for any reason, then in addition to any other remedies available to IBM, IBM may at its sole discretion, award the relevant business to an internal IBM supplier, to an IBM Subsidiary, or to a third party supplier.

            ****REDACTED INFORMATION****

12.7 Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be construed to limit or preclude IBM's right to procure (at its sole discretion) printed wire boards as a component of a higher level assembly from any non-IBM source and upon any terms, including assemblies used as components in IBM Products. This Agreement shall not apply to any such purchases.

12.8 Seller and IBM agree to meet once per calendar quarter to review forecasts, prices and other contract-related issues at a time and place mutually agreeable to both parties.

13.0        ****REDACTED INFORMATION****

13.1 **** Payments owed by IBM will be paid thirty (30) Days after receipt by IBM Accounts Payable of an acceptable invoice from Seller. ****

13.2        ****REDACTED INFORMATION****

14.0        INTELLECTUAL PROPERTY

            IBM agrees to provide to Seller, subject to the terms of the Intellectual Property Agreement between IBM and Seller, the IBM Product Information and IBM Computer Programs specified in Exhibit 3.

15.0        INTELLECTUAL PROPERTY AND SYSTEMS ACCESS

15.1        ACCESS TO SYSTEMS AND COMPUTER PROGRAMS

            The parties agree that they will make a reasonable effort to mutually agree within sixty (60) Days after the Commencement Date on the software and systems to which Seller will require continued access for performance of work under this Agreement, and to establish a migration plan to revoke Seller's access to systems and terminate Seller's license to the systems and computer programs not necessary for Seller's performance under this Agreement (unless IBM grants or has granted such license or access to Seller in another agreement). Seller's access to unnecessary systems and software will be revoked as quickly as reasonably possible, but in no event later than nine (9) months after the execution of this Agreement. When deemed necessary by IBM and to the extent it has the right to do so, IBM will grant Seller additional licenses and provide access to additional systems at no charge to Seller for the purpose of Seller performing work for IBM, including upgrades as and when released by IBM.

15.2 If IBM grants access to IBM systems, as described in Section 15.1, such access will be granted to Seller substantially under the same terms as IBM's other current agreements and processes for allowing suppliers access to IBM systems. However, IBM is under no obligation to disclose the specific terms of any agreements it may have with third parties. If the software contemplated in Section 15.1 is an IBM software program that IBM licenses externally to its customers, IBM will supply the software to Seller under the terms of IBM's applicable standard license agreement.

16.0        GENERAL

16.1        TECHNOLOGY, PROCESS AND ENGINEERING CHANGES

16.1.1 Seller shall provide the affected IBM Ordering Site(s) with a written notice of any reportable change within sixty (60) Days prior to the implementation of such change. A reportable change is defined as: 1) a raw material supplier source change for Fiberglass Cloth, Copper Foil, Epoxy Resin, Copper Surface Finish Chemistry, Copper Plate Chemistry, and Solder Mask Material; 2) a source change for a subcontract surface finishing operation affecting the copper solderable surface or connector plugable surface; or 3) introduction of new process technologies. IBM shall have the right to accept or reject the change at any time within thirty (30) Days after notice.

16.1.2 IBM will make a reasonable effort to accommodate Seller's request for change; however, IBM is not obligated to accept any changes proposed by Seller, and IBM's rejection of Seller's proposed change shall not obligate IBM to pay a different price for Products or to agree to different delivery terms for Products during the term of this Agreement.

16.1.3 IBM may, at any time and from time to time, by notice to Seller, request changes to the Product Specifications. Within 15 Business Days of IBM's request, or within a different time period as may be mutually agreed, Seller shall submit a written report to IBM setting forth the probable effect, if any, of the requested change on prices, payments, Scheduled Delivery Dates or other material factors. Seller shall not proceed with any change unless authorized in writing by IBM. The parties shall promptly amend this Agreement and/or any affected Order issued under this

            Agreement, whichever is appropriate, to incorporate any mutually agreed changes. Any such amendment shall itemize all specific changes to Specifications, prices, payments, Scheduled Delivery Dates, Lead-Times and all other applicable changes to this Agreement or to Orders issued hereunder. If the parties cannot agree to a proposed change, or cannot agree on a mutually satisfactory basis for implementation of a proposed change, then IBM shall have the option to procure the affected Product from another supplier and remove such Product from this Agreement. If the Parties fail to agree to the proposed change, and IBM elects to purchase such Changed Product from another supplier, then such purchases will count toward satisfaction of IBM's Business Commitment and, if applicable, Purchase Commitments provided Seller is qualified by IBM to manufacture such Changed Product .

            If IBM notifies Seller of safety or emergency changes to the Product Specifications, Seller shall make its best efforts to give IBM the same information described in this Section 16.1.3 within five (5) Business Days of such request.

16.2        CONFIDENTIAL INFORMATION AND ADVERTISING

16.2.1 Unless specifically requested by IBM and unless a mutually agreed to written confidentiality agreement is first executed by Seller and IBM, Seller shall not disclose to IBM any information deemed by Seller or by third parties to be confidential. Otherwise, it is understood that any information received by IBM, including but not limited to manuals, drawings, and documents, will not be of a confidential nature, nor restrict in any manner the use or disclosure of such information, irrespective of labeling or notification to the contrary. Any confidential information disclosed to Seller by IBM will be treated in accordance with the terms of Seller's confidentiality obligations as specified in the concurrently executed Intellectual Property Agreement between IBM and Seller.

16.2.2 Seller shall not in any manner disclose to third parties the terms and conditions of this Agreement or the terms and conditions of Orders issued under this Agreement, without first obtaining the prior written consent of IBM, except as may be required by law or government rule or regulation.

16.3        ASSIGNMENT

            Except with respect to the rights expressly granted in Section 2.3, Seller may not assign or transfer any rights or duties under this Agreement without prior written approval by IBM. Any attempt to do so is void. IBM may at its discretion assign or transfer any its duties under this Agreement without Seller's consent. The foregoing shall not constitute a novation of any of IBM's obligations without Seller's written consent.

16.4        GRATUITIES

            Seller warrants that neither it nor any of its employees, agents, or representatives has or will offer any gratuity to IBM's employees, agents, or representatives for any reason, including a view towards securing favorable treatment from IBM.

16.5        COMPLIANCE WITH LAW

            In the performance of this Agreement and related Orders Seller and IBM shall comply with all applicable federal, state, municipal, and local laws, orders and regulations, including without limitation, those affecting environmental and labor laws, price, production, purchase, sale, use and export of Products(s), and environmental and labor laws. Seller agrees to comply with all applicable export control laws and regulations and Seller hereby gives its written assurance that Products, in whole or in part, are not intended to be shipped directly or indirectly to prohibited countries.

16.6        FORCE MAJEURE

            Neither Seller nor IBM shall be liable to the other for failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to, fire, flood, war, embargo, strike, riot, prolonged scarcity of necessary raw materials, inability to secure transportation or the intervention of any governmental authority, provided that the party suffering such delay immediately notifies the other of the delay. If such delaying cause shall continue for more than ten (10) Business Days, the party injured by the inability of the other to perform shall have the right upon written notice to treat this Agreement as suspended during the delay and reduce any commitment in proportion to the duration of the delay, and if such delaying cause shall continue for more than one hundred twenty (120) Days, the party injured by the inability of the other to perform shall have the right upon written notice to terminate this Agreement as set forth in Section 6.2.3. In instances of Force Majeure then IBM will give Multilayer Technology, Inc. manufacturing locations in Roseville, MN and Irvine, CA first right of refusal to sell Products to IBM under the same terms agreed upon by Seller provided that such locations are qualified by IBM to supply the Products requested, which qualification shall not be unreasonably withheld.

16.7        TRADEMARK

            Nothing in this Agreement gives either party the right to use the other party's name, trademark, or logo except where authorized in writing by the trademark owner in conjunction with this Agreement.

16.8        MODIFICATION AND WAIVER

            No modification or waiver of any provision of this Agreement and no consent by either party to any departure therefrom shall be effective unless in a writing referencing the particular Section thereof to be modified and signed by a duly authorized officer or representative of each party, and the same will only then by effective for the period and on the conditions and for the specific instances and purposes specified in such writing.

16.9        GOVERNING LAW

            (a)This Agreement has been delivered at and shall be deemed to have been made at Armonk, New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York applicable to agreements executed, delivered and performed within such State, without regard to the principles of conflicts of laws thereof.

            (b)Each of the parties hereby consents to the exclusive jurisdiction of any state or federal court located within the county of New York in the State of New York. Each of the parties hereby: (i) waives trial by jury, (ii) waives any objection to venue of any action instituted under this Agreement, and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by any aforementioned court.

16.10       SEVERABILITY

            If any one or more provisions contained in this Agreement, or the application of such provision to any person or circumstance, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

16.11       SURVIVAL

            The provisions set forth in Sections 1, 6.3, 6.4, 6.5, 9, 10, 11, 16 (except 16.1), 17 and 18 shall survive and continue after any expiration, termination or cancellation of this Agreement and shall remain in effect until fulfilled and shall apply to the respective party's successors and assigns.

16.12       NOTICES

            Any notice which Seller and IBM desire or are obligated to give to the other shall be given in writing or by EDI and sent to the appropriate address shown below or to such other address as the one to receive the notice may have last designated in writing in the manner herein provided. A notice shall be deemed to have been received on the earlier of: (a) the date when actually received; or
            (b) seven (7) Days after being transmitted by facsimile with the original deposited in the mail, postage prepaid, registered or certified mail, or (c) if by EDI, promptly confirmed in writing, properly addressed as follows:

     IBM PCCo Ordering          IBM Ordering Site in      SELLER
     Sites in Austin, Texas     Charlotte, North
     and Greenock, Scotland     Carolina                  Multilayer Tek L.P.
                                                          11400 Burnet Road
     IBM Corporation            IBM Corporation           Austin, Texas  78758
     P.O. Box 30                6800 IBM Drive            Attn: General Manager
     Spango Valley              Charlotte, NC 28262
     Greenock, Scotland         Attn: Michael K.          Copy to:
     Attn: John Thompson        Robinson                  Multilayer Technology,
                                                          Inc.
                                IBM Ordering Site in      16 Hammond
                                Rochester, Minnesota      Irvine, CA  92718
                                                          Attn:  President
                                IBM Corporation
                                3605 Hwy. 52 North        The DII Group, Inc.
                                Rochester, MN 55901       6273 Monarch Park
                                Attn: David Dutelle       Place, Suite 200
                                Bldg. 107-2               Niwot, CO  80503
                                                          Attn:  Chief Financial
                                                          Officer

            If the parties are unable to agree on any items related to this Agreement, they will promptly refer such items to the coordinators named above. If the dispute or disagreement cannot be resolved at this level, then the parties will involve the appropriate executive managers of Seller and IBM for resolution. For Seller this shall be the president of Seller and for IBM this shall be the IBM Corporate Director of Manufacturing. The parties agree if necessary to escalate any issue related to this Agreement in the manner set forth above prior to pursuing any action for breach of this Agreement.

16.13       AGENCY

            This Agreement does not create, and is not intended to create, a principal to agent, employer to employee, partnership, joint venture, or any other relationship except that of independent contractors between Seller and IBM.

16.14       HEADINGS

            The headings contained in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

16.15       RIGHTS OF SUBSIDIARIES

            IBM and IBM's Subsidiaries may exercise any of their rights under this Agreement.

16.16       CONSTRUCTION

            This Agreement has been negotiated by the parties and their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

16.17       COUNTERPARTS

            This Agreement may be executed by the parties in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

17.0        ORDER OF PRECEDENCE

            The business relationship between the parties shall be governed by the terms and conditions set forth in Orders, Division Appendices, Exhibits, and the Base Agreement. Standard, preprinted terms and conditions (boiler plate) contained in any Order, invoice or acknowledgment are hereby deemed to be deleted from any Orders, invoice or acknowledgment issued by a party under this Agreement. Orders issued by IBM hereunder will include Order specific terms and conditions which, if accepted by Seller, shall form part of this Agreement between the parties. Notwithstanding anything contained herein to the contrary, wherever in conflict the order of precedence of this Agreement shall be (i) Order(s), (ii) Division Appendice(s),
            (iii) Exhibits, and (iv) the Base Agreement.

18.0  COMPLETE AGREEMENT

      This Base Agreement and its Exhibits, Division Appendices, Specifications, CHARPNS.FILE and Orders issued thereunder, set forth the complete Agreement between the parties on this subject and replace all prior or contemporaneous communications or agreements, written or oral, about this subject. Any modifications to this Agreement must be in writing and signed by an authorized representatives of Seller and IBM.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR RESPECTIVE DULY AUTHORIZED REPRESENTATIVES.


INTERNATIONAL BUSINESS MACHINES
CORPORATION                              Multilayer Tek L.P.

BY: TYPE NAME                            BY: TYPE NAME

/s/ Mark S. Payton                       /s/ Carl R. Vertuca, Jr.
-------------------------------          -----------------------------------
(Signature)                              (Signature)

                                             Senior Vice President, Chief
                                             Financial Officer and Secretary of
                                             Multek Texas, Inc., in its capacity
TITLE: Business Development Consultant   TITLE:  as General Partner
DATE: August 18, 1997                    DATE: August 18, 1997


Multlayer.Doc - August 2, 1997  11:44 PM

                                    EXHIBIT 1

                             APPROVED SUBCONTRACTORS


This Exhibit is attached to and made a part of a certain Supply Agreement dated ____________ between International Business Machines Corporation and
____________________, herein after called Seller.

The following subcontractors are considered approved for the Seller to use for the manufacture of Products ordered by IBM, but only as to the specific subcontractor location and manufacturing operations set out in the table below for each respective subcontractor.


                             ****REDACTED TABLE****

                                    EXHIBIT 2

             ELECTRONIC DATA INTERCHANGE / ELECTRONIC FUNDS TRANSFER

                            TRADING PARTNER AGREEMENT

You and International Business Machines Corporation (IBM) intend to create legally binding purchase and sale obligations by the electronic transmission of business documents (Documents) and agree that the following terms and conditions apply to such transmissions:

1. TRANSMISSION - Each party may electronically transmit and receive Documents through the assistance of a network in accordance with mutually agreed upon standards. Each party, at its own expense, shall provide and maintain the equipment, software, services, including network changes, and testing necessary to effectively and reliably transmit and receive documents.

2. RECEIPT - A Document is received when it arrives at the receiving party's mailbox. Upon receipt of any Document, the receiving party shall promptly send an acknowledgment which will conclusively establish receipt of a Document. If any Document is received in an unintelligible or garbled form, the receiving party shall promptly notify the originating party (if identifiable from the received Document) in a reasonable manner. In the absence of such a notice, the originating party's records of the contents of such Document shall prevail.

3. SIGNATURE AND ENFORCEABILITY - Each party shall adopt as its signature an electronic identification consisting of symbol(s) or code(s) (User ID) that shall be affixed to or contained in each Document. Each party will maintain security procedures to prevent unauthorized use or disclosure of either party's User ID.

  Any Document containing, or to which there is affixed, a User ID shall be considered: (a) a "writing" or "in writing"; (b) to have been "signed"; (c) an "original" when printed form electronic files or records established and maintained in the normal course of business; and (d) admissible to the same extent and under the same conditions as other business records originated and maintained in documentary form.

4. THIRD PARTY SERVICE PROVIDERS - Documents will be transmitted electronically to each party either directly or through any third party service provider (Provider) with which either party may contact. Either party may modify its election to use, not use or change a Provider upon 60 days' prior written notice. Each party shall be responsible for the costs of any Provider with which it contracts. Neither party shall be liable for the acts or omissions of its Provider while transmitting, receiving, storing or handling Documents, or performing related activities for such party.

5. TRANSACTION TERMS - Unless specifically superseded in other written agreements between the parties, the terms and conditions of the attached form(s) will be incorporated and will apply to all Documents.

6. CONFIDENTIAL INFORMATION - The parties agree that all information transmitted under this Agreement shall be subject to Section 15.2 of the Supply Agreement.

7. ELECTRONIC FUNDS TRANSFER - By completing this Section 7, you hereby authorize IBM to initiate electronic credit entries to the account listed below. You agree that such transactions will be governed by the National Automated Clearing House Association rules. This authority is to remain in effect until IBM has received written notification of termination in such time and such manner as to afford IBM a reasonable opportunity to act on it.

Account Party (if different)

           Address

      City , State, Zip

    Financial Institution

     Contact Name/Title

    Contact Phone Number

           Address

      City, State, Zip

    Account Number (max 17)

 Bank Routing Transit Code (max 9)

8. LIMITATION OF REMEDIES - Neither party shall be liable to the other for any special, incidental, exemplary, or consequential damages arising from or as a result of: (1) any delay, omission, or error in the electronic transmission or receipt of any Documents; or (2) any delay, omission, or error of an electronic credit entry by IBM, even if the other party has been advised of the possibilities of such damages. In addition, neither party shall be liable for any damages claimed by the other party based on any third party claim. In no event will either party be liable for any damages caused by the other party's failure to maintain security procedures to prevent the unauthorized use or disclosure of its User ID.

9. TERMINATION - Either party may terminate this Agreement at any time by giving the other party thirty (30) days prior written notice.

10. GENERAL - This agreement does not imply any commitment to purchase products or services by either party. This agreement will be governed by the laws of the State of New York. This agreement and the Supply Agreement shall be the complete and exclusive statement of the agreement between the parties relating to the matters specified in this Agreement.

11.  In event of conflict between this Agreement and the Supply

Agreement, the Supply Agreement controls.


The parties acknowledge that they have read this Agreement, understand it and agree to be bound by its terms.

By: International Business Machines Corporation By
___________________________________________
                                                (Trading Partner Name)

_______________________________________________________________________________
   Authorized Signature                Authorized Signature

   Name  __________________________       Name  _______________________________

   Title __________________________       Title _______________________________

   Date  __________________________       Date  _______________________________

                                    EXHIBIT 3

                IBM PRODUCT INFORMATION AND IBM COMPUTER PROGRAMS


This Exhibit is attached to and made a part of a certain Supply Agreement, dated ____________, 1997 between International Business Machines Corporation (IBM) and
_______________________,hereinafter
referred to as the "Seller".


                             IBM PRODUCT INFORMATION

Part Number       EC Number          Document Name                   Origin
----------        ---------          -------------                   ------
1665493           896641     Eric                                   Rochester
99F2281           C47037     MBG Engineering Specification          Endicott
99F2291           C47037     MGD I & II Raw Carrier Specification   Endicott
19G2848           C48745     CDAM Raw Card Carrier                  Endicott
87G5228           896648     Fred Raw Card Specification            Endicott
88F6573           C47842     Bronco and Palomino Carrier            Endicott
80F7263           C47852     MGE Raw Carrier                        Endicott
28F1815           C47115     MGLC Raw Carrier                       Endicott
5892823           A23255     Rochester Special PCB Specification    Raleigh
89X3355           C45551     MGA Raw Carrier                        Endicott
89X3356           C17416     MGA/MGLC Carrier Modification          Endicott
62X5165           C47146     Max Raw Carrier                        Endicott


                              IBM COMPUTER PROGRAMS

I.D. Number    Program Name          Description       Media Type
-----------    ------------          -----------       ----------
    None           None                 None              None

                                   APPENDIX A

                          ****REDACTED INFORMATION****

This Appendix is attached to and made a part of a certain Supply Agreement, dated ____________, 1997 between International Business Machines Corporation
(IBM) and ________________________,hereinafter referred to as the "Seller". This Division Appendix is an arrangement between IBM's **** manufacturing locations in Austin, Texas and Greenock, UK, and the Seller.

1.0   PART NUMBER AND PRICE LIST

     The following is a list of the individual Product part numbers, Product names and initial per unit purchase prices for Products which may be purchased by **** locations in Austin, Texas and Greenock, UK under the terms of the Supply Agreement.


       Part                                      **      **      **     **
      Number    Product Name       Price
      ------    ------------       -----         --      --      --     --
      00M0027   Michigan 2 CPU E      **         N        N       N      Y
      00M0028   Cardinal CPU Ent      **         N        N       N      Y
      00M0030   Mich 3 CPU Entek      **         N        N       N      Y
      00M0031   Kite Planar/DCEC      **         N        N       N      Y
      00M8002   Thunderbird CPU       **         N        N       N      Y
      01K2092   3x3 riser card        **         Y        N       N      Y
      01K2098   5x5 riser card        **         Y        N       N      Y
      03M1022   Butterfly INV         **         N        N       N      Y
      03M1039   B-FLY TOP EC          **         N        N       N      Y
      03M1040   B-FLY BOT EC          **         N        N       N      Y
      03M1080   B-FLY BOT             **         N        N       N      Y
      05M1036   BTFYTP P2             **         N        N       N      Y
      06G6870   Shortstop (PS/2)      **         Y        N       N      Y
      06H3639   Chickenhawk           **         Y        N       N      Y
      06H3857   Rockets P3            **         N        N       N      Y
      06H6039   Diamond Back          **         N        N       N      Y
      06H6383   TRAXX-2               **         N        N       N      Y
      06H6391   TRAXX-T               **         Y        N       N      Y
      06H7089   Caverun Memory        **         Y        N       N      Y
      06H7309   Rockets P6            **         N        N       N      Y
      06H7739   Bigcat/Fatcat         **         N        N       N      Y
      06H8600   PORKY                 **         N        N       N      Y
      06H9241   Caverun Proc EC       **         Y        N       N      Y
      07H0449   Panther               **         Y        N       N      Y
      07H1188   Porky P2              **         N        N       N      Y
      11H5595   JOKER                 **         N        N       N      Y
      11H6187   SIZZLER               **         N        N       N      Y
      11H6216   Sizzler P5            **         N        N       N      Y
      11J8901   Kinzie 4              **         N        N       N      Y
      11J9069   Michigan mmx EVD      **         N        N       N      Y

       Part                                      **      **      **     **
      Number    Product Name       Price
      ------    ------------       -----         --      --      --     --
      11J9076   Michigan mmx svg      **         N        N       N      Y
      12H0842   Blitzen 3x3           **         Y        N       N      Y
      12H0844   Blitzen 5x5           **         Y        N       N      Y
      12H0864   Flash Point           **         N        N       N      Y
      12J0233   Michigan 13 slf       **         N        Y       N      N
      12J4438   5X5 Riser Card        **         Y        N       N      Y
      30E1047   Thunderbird CPU       **         N        N       N      Y
      36H1507   Michigan 2 SLC        **         N        Y       N      N
      36H2797   Monroe                **         N        N       N      Y
      36H3143   Monroe ec             **         N        N       N      Y
      36H3234   MI13 XGA VIDEO        **         N        N       N      Y
      36H3327   Mich 13 xga vide      **         N        N       N      Y
      39H8241   Joker P7              **         N        N       N      Y
      40H4331   Goober                **         N        N       N      Y
      40H6035   Cross Fire            **         N        N       N      Y
      40H6430   Cardinal SLC EC       **         N        Y       N      N
      40H6435   Cardinal SLC P3       **         N        Y       N      N
      40H6446   Cardinal CPU          **         N        N       N      Y
      40H6451   Cardinal SLC P4       **         N        Y       N      N
      40H6464   Cardinal SLC          **         N        Y       N      N
      41G9384   MVT Homerun Base      **         N        N       N      Y
      60H6986   Meteorite EC          **         N        N       N      Y
      62H5871   Michigan 2 SLC        **         N        Y       N      N
      71G6478   VIZCAYA Planar        **         N        N       N      Y
      75H7479   Cavern PCI Bridg      **         Y        N       N      Y
      75H9692   Reynard               **         Y        N       N      Y
      76H0604   Reynard 1             **         Y        N       N      Y
      82G2465   Elmer P5              **         N        N       N      Y
      84F8316   National              **         N        N       N      Y
      88G1023   Robin Yasu            **         N        N       N      Y
      88G4143   Robin                 **         N        N       N      Y
      88G4225   Seawolf               **         N        N       N      Y
      90G9557   T-Bird CPU            **         N        N       N      Y
      90G9573   T-Bird DRAM           **         N        N       N      Y
      90X8029   Shotgun IV            **         N        N       N      Y
      91G0345   T-Bird Planar SLC     **         N        Y       N      N
      91G0397   T-Bird E Dram         **         N        N       N      Y
      91G1043   Firebird CPU          **         N        N       N      Y
      91G1051   F-Bird PlanarSLC      **         N        Y       N      N
      91G1087   F-Bird Enh Vid        **         N        N       N      Y
      91G1094   F-Bird Std Video      **         N        N       N      Y
      91G1419   F-Bird Lite Vide      **         N        N       N      Y
      91G1484   Michigan 2 CPU        **         N        N       N      Y
      91G1512   Michigan 2 Slim       **         N        N       N      Y
      91G1515   Michigan 2 CD Vi      **         N        N       N      Y
      91G1567   Michigan 2 Enh V      **         N        N       N      Y
      91G1685   Kite Planar & DC      **         N        N       N      Y
      91G1800   Mich 3 SVGA           **         N        N       N      Y
      91G1813   Mich CPU              **         N        N       N      Y
      91G2014   Mich 3 XGA            **         N        N       N      Y
      91G2046   Kite dc ec            **         N        N       N      Y
      91G2070   Kite planar/dc        **         N        N       N      Y
      93H1975   Crossfire             **         N        N       N      Y

       Part                                      **      **      **     **
      Number    Product Name       Price
      ------    ------------       -----         --      --      --     --
      93H4790   Avenger               **         N        N       N      Y
      93H7022   Avenger               **         N        N       N      Y
      96G3660   Meteorite P4          **         N        N       N      Y
      96G3710   Meteorite P5          **         N        N       N      Y

                                   APPENDIX B

                          ****REDACTED INFORMATION****

This Appendix is attached to and made a part of a certain Supply Agreement, dated ____________, 1997 between International Business Machines Corporation
(IBM) and ________________________,hereinafter referred to as the "Seller". This Division Appendix is an arrangement between **** manufacturing location in Austin, Texas and Rochester,
Minnesota, and Seller.

1.0   PART NUMBER AND PRICE LIST

     The following is a list of the individual Product part numbers, Product names and initial per unit purchase prices for Products which may be purchased by IBM's Austin, Texas and Rochester, Minnesota **** under the terms of the Supply Agreement.

       Part                                     **       **       **    **
      Number    Product Name         Price
      ------    ------------         -----      --       --       --    --
      00G1221   Graph EC-Pedena       **        N        N        N     Y
      06H3733   Cubrun                **        N        N        Y     N
      06H6386   Corvette SE           **        Y        N        N     Y
      07H0506   Copperhead CPU        **        Y        N        N     Y
      10G8748   Salmon EC   (AWD      **        N        N        N     Y
      11H4410   Ruby RSS 12           **        N        N        N     Y
      11H5654   Sunbase               **        Y        N        N     Y
      11H5655   Sunspot               **        N        N        N     Y
      11H6073   Sandalfoot            **        N        N        N     Y
      11H8086   Night Bloomer         **        Y        N        N     Y
      11H8576   Ruby RSS Fullup       **        N        N        N     Y
      11H8935   Huron                 **        N        N        Y     N
      11H9771   doral i/o             **        N        N        N     Y
      12H0707   Carolina 7.0          **        N        N        N     Y
      12H1223   Rainbow 4P            **        N        N        N     Y
      12H2045   Ruby GPSS             **        N        N        Y     N
      12H2050   RSS12 C/R             **        N        N        N     Y
      12H2054   Ruby RSS              **        N        N        N     Y
      12H2188   Early Bloomer         **        N        N        N     Y
      12H2208   Thunderbolt I/O       **        N        N        N     Y
      39H8122   Ruby SPAN             **        Y        N        N     Y
      39H8142   Rainb4 CPU            **        N        N        N     Y
      39H8617   Sky Blue              **        Y        N        N     Y
      39H9169   Durandoak             **        Y        N        N     Y
      39H9243   Durandoak EC          **        Y        N        N     Y
      39H9980   Thunderbolt CPU       **        Y        N        N     Y
      40H0330   Magenta               **        N        N        N     Y
      40H0417   Panola SIB            **        N        N        N     Y
      40H2175   Lightning I/O         **        N        N        N     Y
      40H3408   Ruby Span PCI         **        Y        N        N     Y
      40H3593   Magenta               **        N        N        N     Y

       Part                                     **       **       **    **
      Number    Product Name         Price
      ------    ------------         -----      --       --       --    --
      40H3649   Durandoak B           **        Y        N        N     Y
      40H5061   Tiger                 **        N        N        N     Y
      40H5396   T-Bolt 2 CPU          **        Y        N        N     Y
      40H6215   Lightning I/O EC      **        N        N        N     Y
      40H6590   Night Bloomer UL      **        Y        N        N     Y
      40H7746   Mint                  **        Y        N        N     Y
      43G0119   Flathead              **        Y        N        N     Y
      43G0678   Lega 2 (AWD)          **        Y        N        N     Y
      43G1952   Bonnie                **        Y        N        N     Y
      43G2024   Clyde                 **        Y        N        N     Y
      43G2201   Eagle/Packmule        **        N        N        Y     N
      43G2254   Lace DE               **        Y        N        N     Y
      51G8027   Lega 4 (AWD)          **        Y        N        N     Y
      51G8641   Lace - SE   (AWD      **        Y        N        N     Y
      51G8969   Shoshone              **        N        N        Y     N
      51G9505   Sandburr I/O          **        N        N        N     Y
      51G9583   Hawthorne             **        N        N        Y     N
      52G0469   Ruby RSS 54           **        N        N        N     Y
      52G0586   Ruby SPAN             **        Y        N        N     Y
      52G0639   Ruby VOO              **        Y        N        N     Y
      52G0717   604 L2 Cache          **        Y        N        N     Y
      52G3240   Rainbow 3P            **        N        N        N     Y
      52G4085   Ped 4 -- Proc         **        N        N        N     Y
      52G4095   Ped 4 -- Graph        **        Y        N        N     Y
      52G5835   Silverbell            **        N        N        Y     N
      52G9706   Corvette DE           **        Y        N        N     Y
      65G4253   Stealth X-150 EC      **        N        N        N     Y
      65G4418   Patriot TR            **        N        N        N     Y
      65G4427   Patriot ET            **        N        N        N     Y
      65G4662   Sidewinder E          **        N        N        N     Y
      65G4672   Sidewinder TR         **        N        N        N     Y
      65G7445   Baby Blue             **        N        N        N     Y
      65G7906   Rainbow 5 I/O         **        N        N        N     Y
      65G7918   Rainbow 5 CPU         **        N        N        N     Y
      65G7931   RB5 L2 Cache          **        N        N        N     Y
      65G8133   Rainbow 6A            **        N        N        N     Y
      71G0226   Cleansweep            **        N        N        Y     N
      73H0446   supermint base d      **        Y        N        N     Y
      73H0727   Thdrbt IO             **        N        N        N     Y
      73H3266   Lightining IO EC      **        N        N        N     Y
      73H3558   Early Bloomer         **        Y        N        N     Y
      73H3564   Night Bloomer         **        Y        N        N     Y
      73H3600   Thunderbolt 2CPU      **        Y        N        N     Y
      73H4292   Edmonton              **        N        N        Y     N
      73H4310   Vancouver             **        N        N        Y     N
      76H2668   Copperhead            **        Y        N        N     Y
      8184187   Baby Blue PCI         **        Y        N        N     Y
      8184301   RAINBOW 3             **        N        N        N     Y
      8184340   Rainbow 3             **        N        N        N     Y
      8184596   Navajo                **        N        N        Y     N
      81F8378   llano io              **        N        N        N     Y
      88G1088   Corvette Turbo        **        Y        N        N     Y
      88G2449   Ruby GPSS             **        N        N        Y     N

       Part                                     **       **       **    **
      Number    Product Name         Price
      ------    ------------         -----      --       --       --    --
      88G2829   Baby Blue RB4         **        N        N        N     Y
      88G2942   Rainbow 4 CPU         **        N        N        N     Y
      88G3661   Regal                 **        N        N        N     Y
      88G3720   Yakima                **        N        N        Y     N
      93H1702   Tiger Mint            **        Y        N        N     Y
      93H1884   Supermint base t      **        Y        N        N     Y
      93H2039   Halifax               **        N        N        N     Y
      93H2420   TBolt CPU BGA         **        Y        N        N     Y
      93H2788   Mint ec               **        Y        N        N     Y
      93H2790   Supermint base        **        Y        N        N     Y
      93H3160   Doral cpu             **        Y        N        N     Y
      93H3312   Supermint base        **        Y        N        N     Y
      93H3322   Supermint tiger       **        Y        N        N     Y
      93H3438   Orca                  **        N        N        Y     N
      93H3637   San Remo              **        Y        N        N     Y
      93H3738   Wildcat io            **        N        N        N     Y
      93H3793   Corvette de ec        **        Y        N        N     Y
      93H3971   P-sidewinder          **        N        N        N     Y
      93H4479   Keywest I/O           **        N        N        N     Y
      93H4969   Supermint dimms       **        Y        N        N     Y
      93H5039   Early Bloomer UL      **        Y        N        N     Y
      93H5168   Doral CPU             **        Y        N        N     Y
      93H5281   T-Bolt CPU BGA        **        Y        N        N     Y
      93H5295   T-bolt cpu            **        Y        N        N     Y
      93H5426   Victory CPU           **        Y        N        N     Y
      93H5867   Pegassus x4d          **        N        N        Y     N
      93H6197   T-bolt 233            **        Y        N        N     Y
      93H6393   Orca E/C              **        Y        N        N     Y
      93H7890   San Remo              **        Y        N        N     Y
      93H8342   Owttawa               **        N        N        N     Y